Exhibit 4.2.1

THIRD AMENDMENT TO AGENTED REVOLVING CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AGENTED REVOLVING CREDIT AGREEMENT (“Amendment”) is dated effective as of November 30, 2003, by and among AMERICA’S CAR MART, INC., an Arkansas corporation (“ACM-Arkansas”), COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Colonial”) and TEXAS CAR-MART, INC. (formerly Texarkana Car Mart, Inc.), a Texas corporation (“TCM”) (separately a “Borrower”, and collectively the “Borrowers”), and BANK OF ARKANSAS, N.A., GREAT SOUTHERN BANK, BANK OF OKLAHOMA, N.A., ARVEST BANK, FIRST STATE BANK, and ARKANSAS STATE BANK, separately an “Initial Lender” and collectively the “Initial Lenders”), BANK OF ARKANSAS, N.A., as agent for the Banks (in such capacity, the “Agent”), and BANK OF OKLAHOMA, N.A., as the paying agent (“Paying Agent”).

RECITALS

A.                                   Reference is made to the Agented Revolving Credit Agreement dated as of December 18, 2001 (as amended February 1, 2002, and November 18, 2002, the “Credit Agreement”), by and among Borrowers, Banks, Agent and Paying Agent, pursuant to which the Banks established a $39,500,000 Revolving Line of Credit in favor of Borrowers for the purpose of refinancing existing indebtedness and for working capital needs and general business purposes.

B.                                     Effective the date hereof, the Banks intend to modify their commitments under the Credit Agreement and to extend the maturity date of the Notes to April 30, 2006.

C.                                     The parties hereto hereby intend to further amend the Credit Agreement to reflect the foregoing changes.

AGREEMENT

For valuable consideration received, the parties agree to the following.

1.                                       Defined Terms.  As used in this Amendment the following terms shall have the meanings given.

1.1.                              “Restructured and Renewed Notes” means the $2,500,000 Promissory Note payable to the order of Arkansas State Bank, the $5,000,000 Promissory Note payable to the order of Great Southern Bank, the $5,000,000 Promissory Note payable to the order of Arvest Bank, the $2,000,000 Promissory Note payable to the order of First State Bank, the $24,000,000 Promissory Note payable to the order of Bank of Oklahoma, N.A., and the $1,000,000 Promissory Note payable to the order of Bank of Arkansas, N.A., in form and content as set forth on Schedule “1.1” hereto.

1.2.                              “Chattel Check” means a chattel check as to each of the Borrowers from their respective states of incorporation.

2.                                       Amendments to Credit Agreement. The Credit Agreement is amended as follows.

2.1.                              The following terms are hereby added or modified as follows:

2.1.1.                     “Advance Rate” means fifty percent (50%) of Eligible Vehicle Contracts; provided, however, that the Advance Rate shall be reduced by twice the percentage amount by which the Advance Rate Adjustment Percent exceeds 33% (rounded to the nearest one-tenth percent), in each instance such adjustments to be calculated as of the last day of each month and effective as of the first day of the following month.  For example, if the Advance Rate Adjustment Percent were 34% (1% over the standard), the Advance Rate would be reduced by 2%.

2.1.2.                     “Bank” means any of the Banks.

2.1.3.                     “Banks” means any Initial Lender and each Person that shall become a Bank hereunder pursuant to Section 10.13.

2.1.4.                     “Borrowing Base” means, as of the date of determination, the amount determined by multiplying the Advance Rate by the Net Eligible Contract Payments then outstanding.

2.1.5.                     “Crown Sub-Debt” means the revolving line of credit provided to Borrower by ACM-Texas, in an amount not to exceed Ten Million Dollars ($10,000,000).”

2.1.6.                     “Funded Debt” means all outstanding Debt For Borrowed Money.

2.1.7.                     “Majority Banks” means, at any time of determination, the Banks holding at least sixty-six percent (66%) of the Aggregate Revolver Outstanding.

2.1.8.                     “Revolving Credit Commitment” or “Commitment” means, with respect to any Bank, the amount opposite such Bank’s name on its signature page hereto.

2.1.9.                     “Revolving Credit Loans” means an advance of funds under Section 2.01.

2.1.10.               “Unused Revolving Credit Commitment” means, with respect to any Bank at any time of determination, (a) such Bank’s Revolving Credit Commitment at such time minus (b) the sum of the aggregate principal amount of all Revolving Credit Loans made by such Bank and outstanding at such time.

2.2.                              The term “Termination Date” is amended to evidence that the date “April 30, 2004” shall now mean “April 30, 2006.”

2.3.                              Section 2.01 (Revolving Credit) is hereby amended to read as follows:

“Section 2.01.  Revolving Credit. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make the Revolving Credit Loans to the Borrower from time to time during the period from the date of this Agreement up to but not including the Termination Date in an aggregate principal amount not to exceed at any time outstanding the aggregate Revolving Credit Commitment provided, that the aggregate outstanding principal amount of advances at any time outstanding shall not exceed the lesser of:  (i) the aggregate Revolving Credit Commitment; or (ii) the Borrowing Base.  Such Borrowing Base shall be computed on a monthly basis, and Borrower agrees to provide Agent, on or before the 15th of each month with regard to the immediately preceding month (or more frequently as reasonably required by Agent from time to time), all information requested in connection therewith, including without limitation the Borrowing Base Certificate.  In the event that the Borrowing Base is less than the Aggregate Revolver Outstanding, the Borrower shall immediately notify Agent of such situation and shall, within five (5) Business Days of the imbalance, either (i) reduce the amount of the outstanding balances to bring such amounts within the formulas prescribed, or (ii) provide additional Eligible Vehicle Contracts, without any additional advance being made by any Bank with respect thereto, necessary to comply with the formulas required herein.  Each Loan made in respect of the Revolving Credit Loans shall be made by each Bank in its Pro Rata Share.  Within the limits of the Commitment, the Borrower may borrow, repay and reborrow under this Section 2.01.  On such terms and conditions, the Loans may be outstanding as Prime Loans or LIBOR Loans.  Each type of Loan shall be made and maintained at such Bank’s Lending Office for such type of Loan.  The failure of any Bank to make any requested Revolving Credit Loan to be made by it on the date specified for such Loan shall not relieve any other Bank of its obligation (if any) to make such Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make such Loans to be made by such other Bank.”

2.4.                              Section 2.05 is hereby amended to replace the existing pricing grid with the following:

Borrower’s Ratio of Funded Debt to EBITDA	Adjusted LIBOR Rate	Adjusted Prime Rate
< 2.0	LIBOR Rate plus 3.0%	Prime Rate plus 0.0%
> 2.0 < 2.25	LIBOR Rate plus 3.25%	Prime Rate plus .25%
> 2.25 < 2.50	LIBOR Rate plus 3.50%	Prime Rate plus .50%
> 2.50	LIBOR Rate plus 3.75%	Prime Rate plus .75%

2.5.                              Section 2.07 (Unused Portion Fee) is hereby amended to read as follows:

Section 2.07. Unused Portion Fee. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank’s Commitment from the date of this Agreement until the Termination Date at the rate of one-tenth of one percent (1/10 of 1%) per annum, payable on the last day of each quarter during the term of such Bank’s Commitment, commencing November 30, 2003, and ending on the Termination Date.  Upon receipt of any commitment fees, the Agent will promptly thereafter cause to be distributed such payments to the Banks in the proportion that each Bank’s unused Commitment bears to the total of all the Banks’ unused Commitments; provided, that any Additional Bank will not receive any payment of Unused Portion Fees earned or paid prior to the date this Agreement is executed by said Additional Bank.  Further, no Unused Portion Fees will be paid for any given month during which the average monthly revolving balance exceeds $25,000,000 during each quarter the Unused Portion Fee is billed.

2.6.                              Section 2.16 (Termination Fee) is hereby amended to read as follow:

“Section 2.16.  Termination Fee.  The Borrower may terminate this Agreement at any time upon not less than ten (10) Business Day’s notice to Agent of such intention, provided, that all monetary obligations (e.g. payment of Notes) and any indemnification shall continue; and provided further that Borrower agrees to pay to the Agent for the account of each Bank a termination fee in an aggregate amount equal to $100,000 in the event the credit facility is terminated for any reason prior to six (6) months from the execution date hereof; provided, that no termination fee shall be payable for any prepayment if the Borrower is required to make any payments under Sections 2.13 and/or 2.14.”

2.7.                              Section 6.01(8)(d) (Liens) is hereby amended to evidence that the sum “One Million Dollars ($1,000,000)” shall now mean and read “One Million Five Hundred Thousand Dollars ($1,500,000).”

2.8.                              Section 6.02(2) (Debt) is amended to read as follows:

“(2)  Debt described on Exhibit “J” (i.e. Crown Sub-Debt), not to exceed $10,000,000 at any given time, and no prepayment, renewals, extensions or refinancings shall occur following the occurrence and continuance of an Event of Default;”

2.9.                              Section 6.02(7) (Debt) is hereby amended to evidence that the sum “$1,000,000” shall now mean and read “$1,500,000.”

2.10.                        Section 6.10(iv) (Transactions with Affiliates) is hereby amended to evidence that the sum “$10,000 per month” shall now mean and read “$350,000 per fiscal year.”

2.11.                        Section 6.11 (New Car Lots) is hereby amended to evidence that the number “six (6)” shall now mean and read “ten (10).”

2.12.                        Section 7.01 (Leverage Ratio) is amended to read as follows:

“Section 7.01.  Leverage Ratio.  The Borrower will at all times, calculated as of the last day of each month, maintain a ratio of Funded Debt to EBITDA for the trailing twelve (12) month period of no greater than 2.50 to 1.00.”

2.13.                        Section 7.02 (Fixed Charge Coverage Ratio) is amended to read as follows:

“Section 7.02.  Fixed Charge Coverage Ratio.  Borrower will not permit the ratio of (a) EBITDA to (b) Fixed Charges to be less than 1.50 to 1.00 as of the end of each month for the trailing six (6) month period.”

2.14.                        A new Section 7.03 is hereby added:

“Section 7.03.  Minimum Tangible Net Worth.  Borrower shall maintain at all times a Minimum Adjusted Tangible Net Worth (to be defined as book net worth less goodwill) as of the last day of each fiscal quarter each to the sum of (i) the greater of (A) eighty-five percent (85%) of the Minimum Adjusted Tangible Net Worth as of July 31, 2003 and (B) $57,000,000, plus (ii) seventy-five percent (75%) of positive quarterly Net Income (after July 31, 2003) and (iii) one hundred percent (100%) of any subsequent equity issuances (after July 31, 2003).”

2.15.                        The term “Notes” shall now mean the following promissory notes payable by Borrowers, together with extensions, renewals and changes in form thereof:  $5,000,000 Promissory Note payable to Arvest Bank; $5,000,000 Promissory Note payable to Great Southern Bank; $2,500,000 Promissory Note payable to Arkansas State Bank; $2,000,000 Promissory Note payable to First State Bank, $1,000,000 Promissory Note payable to Bank of Arkansas, N.A.; and $24,000,000 Promissory Note payable to Bank of Oklahoma, N.A.

2.16.                        Any references to “Superior Federal Bank” are hereby deleted, and Borrowers and Guarantor hereby release Superior Federal Bank from any obligations and/or commitments under the Credit Agreement; and furthermore, the obligations under the $7,500,000 Restructured Promissory Note dated November 18, 2002, payable to Superior Federal Bank are hereby released thereunder and substituted for those under the Restructured Notes.

2.17.                        Section 10.13 is amended to read as follows:

“Section 10.13.  Additional Banks.  Initially the aggregate Revolving Credit Commitment shall equal $39,500,000; however, it is contemplated that the aggregate Revolving Credit Commitment will increase to $45,000,000 upon the addition of one or more Banks.  In furtherance thereof, one or more Banks (“Additional Banks”) may be made a party hereto as determined by Agent, and any Bank made a party hereto shall execute a Signature Page attached hereto and made a part hereof, and thereafter shall be included as a Bank under the terms of this Agreement.  By execution of the Additional Bank Signature Page and upon receipt of an original executed promissory note equal to the Additional Bank’s Revolving Credit Commitment, each Additional Bank shall be bound by the terms of this Agreement and entitled to all benefits of this Agreement as though such Additional Bank had signed on the date of this Agreement; provided, however, that any Additional Banks shall not receive payments of principal, interest or fees accrued hereunder or paid by the Borrower prior to the date such Additional Bank executes its Signature Page.”

3.                                       Conditions Precedent.  The obligations of the Banks to perform under the Credit Agreement, as amended hereby, are subject to the satisfaction of the following.

3.1.                              Notes.  The Restructured and Renewed Notes shall be executed and delivered to the Agent for distribution.

3.2.                              Corporate Action.  Certified (as of the date of this Amendment), copies of all corporate action taken by each Borrower, including resolutions of its Board of Directors authorizing the execution, delivery, and performance of this Amendment and all documents executed and delivered in connection herewith.

3.3.                              Incumbency and Signature Certificate.  A certificate (dated as of the date of this Amendment) of the secretary of each Borrower certifying the names and true signatures of the officers of each Borrower authorized to sign this Amendment and all related documents.

3.4.                              Opinion.  An opinion from each Borrower’s legal counsel, substantially in the form of Schedule “3.4” attached hereto.

3.5.                              Chattel Checks.  The current Chattel Checks shall be delivered to Agent, evidencing no conflicting interests to those granted to Agent.

3.6.                              Representations.  All representations and warranties contained in Article IV of the Credit Agreement, Section 8 of the Security Agreement, and Sections 24 through 29 of the Guaranty must be true and correct in all material respects on and as of the date hereof other than any representation or warranty that relates to a specific prior date and except to the extent that the Agent and the Banks have been notified in writing by the Borrower that any representation or warranty is not correct and the Majority Banks have explicitly waived in writing compliance with such representation or warranty.

3.7.                              Default.  No Default or Event of Default has occurred and is continuing, or will result from the execution and delivery of this Amendment.

4.                                       Representations and Warranties.  Each of the Borrowers and the Guarantor, respectively, hereby ratify and confirm all representations and warranties set forth in Article IV of the Credit Agreement, Section 8 of the Security Agreement, and Sections 24 through 29 of the Guaranty Agreement.

5.                                       Ratification.  Borrowers hereby ratify and confirm the Credit Agreement, and all instruments, documents, and agreements executed by and in connection therewith.

6.                                       Ratification of Guaranty and Subordination Agreement.  ACM-Texas hereby ratifies and confirms the Guaranty and the Crown Sub-Debt Subordination Agreement, and agrees that they remain in full force and effect, and that the “Obligations” defined in the Guaranty and the “Superior Obligations” defined in the Crown Sub-Debt Subordination Agreement shall additionally include the Restructured and Renewed Notes.  Furthermore, ACM-Texas and Agent agree the “$7,500,000 Unsecured Note (“Subordinated Note”) dated January 15, 1999, payable by Borrower to Subordinating Party, maturing January 15, 2004” shall now mean and read “$10,000,000 Unsecured Note (“Subordinated Note”) dated as of November 1, 2003, payable by Borrower to Subordinating Party, maturing November 1, 2006.

7.                                       Agency Fee.  Borrower agrees to pay Agent an annual agency fee equal to $30,000, payable in twelve (12) monthly installments of $2,500 on the first day of each month.

8.                                       Governing Law.  This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of Arkansas.

9.                                       Multiple Counterparts.  This Amendment may be executed in any number of counterparts, and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

10.                                 Costs, Expenses and Fees.  Borrower agrees to pay all costs, expenses and fees incurred by Banks in connection herewith, including without limitation the reasonable attorney fees of Riggs, Abney, Neal, Turpen, Orbison and Lewis.

“BORROWERS”

AMERICA’S CAR MART, INC., an Arkansas corporation

By
Mark D. Slusser, Vice President

TEXAS CAR-MART, INC., formerly Texarkana Car Mart, Inc., a Texas corporation

By
Mark D. Slusser, Vice President

COLONIAL AUTO FINANCE, INC., an Arkansas corporation

By
Tilman J. Falgout, III, President

“GUARANTOR” and “SUBORDINATING PARTY”

AMERICA’S CAR-MART, INC., a Texas corporation, formerly known as Crown Group, Inc.

By
Mark D. Slusser, Vice President

[Signature Page to Third Amendment to Agented Revolving

Credit Agreement dated November 30, 2003]

“BANKS”

Revolving Credit Commitment:	BANK OF OKLAHOMA, N.A.
$24,000,000

Principal Office and Lending Office
P.O. Box 2300
Tulsa, OK 74192	By
Attn: John Anderson		Jeffrey R. Dunn, Vice President
janderson@bokf.com

Revolving Credit Commitment:	BANK OF ARKANSAS, N.A.
$1,000,000

Principal Office and Lending Office:
P.O. Box 1407
Fayetteville, AR 72702-1404	By
Attention: Jeffrey R. Dunn		Jeffrey R. Dunn, President & CEO
jdunn@bokf.com

Revolving Credit Commitment:	ARVEST BANK
$5,000,000

Principal Office and Lending Office:
801 Technology Drive
Little Rock, AR 72223	By
Attention: Tom Wetzel		Tom Wetzel, Senior Vice President
rwetzel@arvest.com

Revolving Credit Commitment:	GREAT SOUTHERN BANK
$5,000,000

Principal Office and Lending Office:
1451 E. Battlefield
Springfield, MO 65804	By
Attn: Gary Lewis		Gary Lewis, Vice President
glewis@greatsouthernbank.com

Revolving Credit Commitment:	ARKANSAS STATE BANK
$2,500,000

Principal Office and Lending Office:
315 E. Main
Siloam Springs, AR 72761	By
Attn: Curtis Hutchines		Art Morris, President and CEO
amorris@arkstatebank.com

Revolving Credit Commitment:	FIRST STATE BANK
$2,000,000

Principal Office and Lending Office:
620 Chestnut Street
Conway, AR 72703	By
Attention: Michael Bynum		Michael Bynum, Senior Vice President
mbynum@fsbmail.com

“AGENT”

BANK OF ARKANSAS, N.A.

By
Jeffrey R. Dunn, President

“PAYING AGENT”

BANK OF OKLAHOMA, N.A.

By
Jeffrey R. Dunn, Vice President

Schedule “1.1”

(Restructured Promissory Note)

Schedule “3.4”

(Opinion of Borrower’s Counsel)